                                                                    EXHIBIT 20.2

[WFS FINANCIAL INC LOGO]

                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended January 31, 2005
                   for Distribution Date of February 22, 2005

COLLECTIONS                                                                                                     DOLLARS
 Payments received                                                                                           49,034,642.12
       Plus / (Less) :
                 Net Servicer Advances                                                                          (70,261.74)
                 Investment Earnings on funds in the Collection Account                                          96,273.77
                                                                                                             -------------
 Net Collections                                                                                             49,060,654.15
       Plus / (Less) :
                 Funds in Spread Account                                                                     10,151,462.31

                                                                                                             -------------
 Total Available Funds                                                                                       59,212,116.46
                                                                                                             =============

 DISTRIBUTIONS

       Servicing Fee                                                                          1,055,316.00
       Trustee and Other Fees                                                                     3,157.51
                                                                                              ------------

 Total Fee Distribution                                                                                       1,058,473.51

       Note Interest Distribution Amount - Class A-1                                  0.00
       Note Interest Distribution Amount - Class A-2                            362,594.61
       Note Interest Distribution Amount - Class A-3                            365,000.00
       Note Interest Distribution Amount - Class A-4                            776,847.92
                                                                             --------------
                                                                              1,504,442.53

       Note Principal Distribution Amount - Class A-1                                 0.00
       Note Principal Distribution Amount - Class A-2                        33,299,991.69
       Note Principal Distribution Amount - Class A-3                                 0.00
       Note Principal Distribution Amount - Class A-4                                 0.00
                                                                             -------------
                                                                             33,299,991.69
 Total Class A Interest and Principal Distribution                                                           34,804,434.22

       Note Interest Distribution Amount - Class B-1                             82,775.62
       Note Principal Distribution Amount - Class B-1                         1,724,045.04
                                                                             -------------

 Total Class B Interest and Principal Distribution                                                            1,806,820.66

       Note Interest Distribution Amount - Class C-1                             99,854.01
       Note Principal Distribution Amount - Class C-1                         1,954,466.33
                                                                             -------------

 Total Class C Interest and Principal Distribution                                                            2,054,320.34

       Note Interest Distribution Amount - Class D-1                             97,149.03
       Note Principal Distribution Amount - Class D-1                         1,493,623.75
                                                                             -------------

 Total Class D Interest and Principal Distribution                                                            1,590,772.78

       Spread Account Deposit                                                                                17,897,294.95
                                                                                                             -------------
 Total Distributions                                                                                         59,212,116.46
                                                                                                             =============

                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended January 31, 2005
                   for Distribution Date of February 22, 2005

 PORTFOLIO DATA:                                                # of loans
       Beginning Aggregate Principal Balance                      73,142                          1,013,103,493.88

           Less: Principal Payments                                              (19,241,541.25)
                 Full Prepayments                                 (2,138)        (18,115,648.30)
                 Partial Prepayments                                   -                      -
                 Liquidations                                       (290)         (3,789,470.14)
                                                                               ----------------
                                                                                                     41,146,659.69)
                                                                                                   ---------------
       Ending Aggregate Principal Balance                         70,714                            971,956,834.19
                                                                                                    ==============

 Ending Outstanding Principal Balance of Notes                                                      908,779,639.97
 Overcollateralization Amount                                                                        63,177,194.22
 Overcollateralization Level                                                                                  6.50%

 OTHER RELATED INFORMATION:

 Spread Account:

       Beginning Balance                                                          10,131,034.94
             Investment earnings on funds in spread account                           20,427.37
             Less: Funds included in Total Available Funds                       (10,151,462.31)
             Deposits                                                             17,897,294.95
             Reductions                                                           (8,177,726.61)
                                                                               ----------------
       Ending Balance                                                                                 9,719,568.34

       Beginning Initial Deposit                                                              -
             Repayments                                                                       -
                                                                               ----------------
       Ending Initial Deposit                                                                                   -

 Modified Accounts:
       Principal Balance                                                                      -                 -
       Scheduled Balance                                                                      -                 -

 Servicer Advances:
       Beginning Unreimbursed Advances                                               928,292.15
       Net Advances                                                                  (70,261.74)
                                                                               ----------------
                                                                                                        858,030.41

 Net Charge-Off Data:
       Charge-Offs                                                                13,019,701.22
       Recoveries                                                                 (2,964,284.69)
                                                                               ----------------
       Net Charge-Offs                                                                               10,055,416.53

 Delinquencies ( P&I):                                          # of loans
       30-59 Days                                                  1,395          12,563,288.96
       60-89 Days                                                    403           3,870,159.94
       90-119 Days                                                   137           1,178,388.02
       120 days and over                                               5              75,361.65

 Repossessions                                                        68             630,242.78

 Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or
 9.01 of the Sale and Servicing Agreement)                             -                                         -

 Cumulative Charge-Off Percentage                                                                             0.67%

 WAC                                                                                                        10.5965%
 WAM                                                                                                         52.882

                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended January 31, 2005
                   for Distribution Date of February 22, 2005

                               BEGINNING                         REMAINING         TOTAL
               ORIGINAL       OUTSTANDING       PRINCIPAL      OUTSTANDING       PRINCIPAL
              PRINCIPAL        PRINCIPAL       DISTRIBUTION     PRINCIPAL      AND INTEREST
CLASSES        BALANCE          BALANCE          AMOUNT          BALANCE        DISTRIBUTION
-------     --------------   --------------   -------------   --------------    ------------
  A-1       222,000,000.00             0.00            0.00             0.00            0.00

  A-2       555,000,000.00   288,154,657.60   33,299,991.69   254,854,665.91   33,662,586.30

  A-3       200,000,000.00   200,000,000.00            0.00   200,000,000.00      365,000.00

  A-4       331,750,000.00   331,750,000.00            0.00   331,750,000.00      776,847.92

  B-1        56,250,000.00    42,449,036.39    1,724,045.04    40,724,991.35    1,806,820.66

  C-1        63,750,000.00    48,122,415.96    1,954,466.33    46,167,949.63    2,054,320.34

  D-1        48,750,000.00    36,775,656.83    1,493,623.75    35,282,033.08    1,590,772.78
-----     ----------------   --------------   -------------   --------------   -------------
TOTAL     1,477,500,000.00   947,251,766.78   38,472,126.81   908,779,639.97   40,256,348.00
=====     ================   ==============   =============   ==============   =============

                           NOTE MONTHLY                     TOTAL
                             INTEREST        PRIOR        INTEREST       INTEREST       CURRENT
NOTE      INTEREST         DISTRIBUTABLE    INTEREST    DISTRIBUTABLE   DISTRIBUTION    INTEREST
CLASSES     RATE              AMOUNT       CARRYOVER      AMOUNT          AMOUNT       CARRYOVER
-------   -------------    -------------   ---------    -------------    -----------   ---------
 A-1            1.08000%            0.00      0.00               0.00           0.00     0.00

 A-2            1.51000%      362,594.61      0.00         362,594.61     362,594.61     0.00

 A-3            2.19000%      365,000.00      0.00         365,000.00     365,000.00     0.00

 A-4            2.81000%      776,847.92      0.00         776,847.92     776,847.92     0.00

 B-1            2.34000%       82,775.62      0.00          82,775.62      82,775.62     0.00

 C-1            2.49000%       99,854.01      0.00          99,854.01      99,854.01     0.00

 D-1            3.17000%       97,149.03      0.00          97,149.03      97,149.03     0.00
 ---         ----------     ------------      ----       ------------   ------------     ----
             TOTAL          1,784,221.19      0.00       1,784,221.19   1,784,221.19     0.00
             ==========     ============      ====       ============   ============     ====

                        WFS FINANCIAL 2004-1 OWNER TRUST
                              Officer's Certificate
                  for Collection Period ended January 31, 2005
                   for Distribution Date of February 22, 2005

Detailed Reporting

                  See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of January 31, 2005 and were performed in conformity with the Sale and Servicing Agreement dated February 01, 2004.

                                              _________________________________
                                              Lori Bice
                                              Assistant Vice President
                                              Director Technical Accounting

                                              _________________________________
                                              Susan Tyner
                                              Vice President
                                              Assistant Controller